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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                              RENTRAK CORPORATION
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
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      (1)  Title of each class of securities to which transaction applies:
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           pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
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[_]   Fee paid previously with preliminary materials.
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      paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
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Media Contact:
Dick Gersh
Richard Gersh Associates
212-757-1101  Investor Contact:
Rick Nida
Rentrak Corporation
503-284-7581 Ext. 295


FOR IMMEDIATE RELEASE:

Rentrak Reschedules Proxy Contest Conference Call

     PORTLAND, Ore. (Sept. 12, 2000)-Rentrak Corporation (Nasdaq:RENT) today announced that its previously scheduled Proxy Conference Call has been rescheduled for 2 p.m. on Thursday, Sept 14, 2000. The conference call originally had been scheduled for 2 p.m. on Sept. 12. Shareowners, the media and other interested parties may participate in the conference call by dialing 888-566-5775 or 712-257-3716 for international and provide the operator with the password of "RENTRAK." Participants may also view a slide presentation on the Internet in conjunction with the call. Instructions for accessing the slide presentation are available on Rentrak's Web site http://www.Rentrak.com

     Rentrak has scheduled the conference call to discuss issues surrounding a proxy contest initiated by a group trying to seize control of the company.

     Rentrak has brought a lawsuit against the members of the group and others alleging that the defendants have violated Section 13(d) and Rule 14a-9, the beneficial ownership and proxy provisions under the Securities Exchange Act of 1934. Interested parties may read the complaint that Rentrak filed and other litigation documents on Rentrak's Web site, http://www.rentrak.com.

     Rentrak Corporation, through its PPTa system, is the world's largest distributor of pre-recorded videocassettes on a revenue-sharing basis. The company directly services retailers throughout the U.S. and Canada and, through affiliated companies, supplies a growing number of international outlets in Japan and the United Kingdom.

     3PF.COM, Inc. (3PF) a wholly owned subsidiary, provides fulfillment, order processing and inventory management services for e-commerce companies and other companies requiring just-in-time fulfillment. It operates two Midwestern hub-based distribution centers offering late night order cut-off and 24/7 capabilities, with a total of 320,000 square feet of warehouse space. An additional 120,000 square foot facility is scheduled to open later this year. 3PF can be accessed on the Web at http://www.3PF.COM.

* * *

Shareowners may obtain information regarding the participants involved in the Company's proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise in the Company's Proxy Statement filed with the Securities and Exchange Commission. Shareholders should read the Company's Proxy Statement because it contains important information. The Company's Proxy Statement and related documents and information is available for free at the Commission's World Wide Web site at http://www.sec.gov. The Company's definitive Proxy Statement will be available for free from the Company and the participants.